Exhibit 99.1

EXECUTION VERSION

PROXY CONTEST SETTLEMENT AGREEMENT

This Proxy Contest Settlement Agreement (this “Agreement”) is made and entered into as of July 11, 2012, by and among New Frontier Media, Inc., a Colorado corporation (“New Frontier” or the “Company”), and each of the entities and natural persons listed on Exhibit A hereto (such entities and natural persons, collectively, the “Longkloof Entities” and each, individually, a “member” of the Longkloof Entities) (the Company and each of the members of the Longkloof Entities, a “Party,” and collectively, the “Parties”).

RECITALS:

WHEREAS, Longkloof Limited, a Jersey Islands Limited Liability Company and a member of the Longkloof Entities (“Longkloof”), (i) has submitted an advance notice of nomination to the Company on April 26, 2012 (the “Nomination Notice”) in respect of its intention to nominate, and to solicit proxies for the election of, four (4) individuals (the “Longkloof Board Nominees”) as director candidates to the Company’s board of directors (the “Board”) at the 2012 annual meeting of shareholders of the Company (including any adjournment, postponement or rescheduling thereof, the “2012 Annual Meeting”) (the “Proxy Contest”), and (ii) has taken certain actions in furtherance thereof;

WHEREAS, on May 31, 2012, the Company filed a complaint seeking declaratory and injunctive relief (the “Company Complaint”) in the U.S. District Court for the District of Colorado (the “Colorado Federal Court”) against Longkloof and various members of the Longkloof Entities relating to the Proxy Contest and the efforts by Longkloof to acquire control of the Company;

WHEREAS, on June 8, 2012, the Longkloof Entities filed various counterclaims (the “Longkloof Counterclaims”) in the Colorado Federal Court against the Company and the members of Board (hereinafter, the Company Complaint, the Longkloof Counterclaims and all motions, requested, and notices filed with the Colorado Federal Court are referred to collectively, as the “Colorado Litigation”);

WHEREAS, a Special Committee of independent members of the Board (the “Special Committee”) is presently overseeing the exploration of strategic alternatives available to the Company (as publicly announced by the Company on April 3, 2012) which includes, but is not limited to, exploring a potential sale of the Company (the “Strategic Review Process”) pursuant to a structured sales process (the “Sales Process”) being coordinated by the Special Committee’s financial advisor, Avondale Partners LLC (“Avondale”);

WHEREAS, Longkloof has indicated its interest in participating in the Sales Process and entering into non-exclusive negotiations with the Company with respect to a negotiated transaction while acknowledging hereby that the Board has not made any determination to sell the Company or enter into any transaction or agreement with it or any other person;

WHEREAS, the Company and the members of the Longkloof Entities have determined that the interests of the Company and its shareholders would be best served by, among other things, avoiding the substantial expense and disruption that would result from the continuation of the Proxy Contest and the Colorado Litigation, and that the Strategic Review Process may have an improved chance of maximizing value for shareholders without the pendency of either the Proxy Contest or the Colorado Litigation;

WHEREAS, the Company and the members of the Longkloof Entities, without admitting to any of the matters asserted by any of the Parties, including, without limitation, any of the allegations made by any of the Parties to the Colorado Litigation, and without admitting any wrongdoing by any Party, have determined to come to an agreement with respect to certain matters related to the termination of the Proxy Contest, the dismissal of the Colorado Litigation and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.              Obligations and Agreements of the Parties.  The obligations and agreements of the Parties set forth in this Agreement are expressly conditioned upon the execution and delivery of this Agreement by each Party hereto.

2.              Effective Date.  The effective date (the “Effective Date”) of this Agreement shall be July 12, 2012 immediately following the filing of the Stipulated Entry of Judgment and Dismissal (as defined below) with the Colorado Federal Court.

3.              Board Composition Matters.

(a)                                 Board Representation for Longkloof. To the extent that the Company has not consummated a Change in Control Transaction (as defined below) by 9:00 a.m., U.S. Mountain Time, on January 1, 2013, Longkloof shall have the right at any time thereafter, at its written request to the Company, to designate one person for appointment to the Board (the “Longkloof Board Designee”) for a term ending at the 2013 annual meeting of shareholders of the Company (the “2013 Annual Meeting”). The Longkloof Board Designee must be either (i) a person listed on Exhibit B hereto (the “Approved Longkloof Board Candidates”) or (ii) a person that the Board consents to, in its sole discretion (with the Board’s consent specifically expressed in a written resolution adopted by a majority vote of the entire Board). At the time of appointment to the Board, the Longkloof Board Designee must qualify as an “independent” member of the Board pursuant to the listing standards then in effect and promulgated by the Nasdaq Stock Market LLC (the “Nasdaq Independence Rules”). As of the date hereof, Longkloof confirms that each of the Approved Longkloof Board Candidates would qualify as an “independent” member of the Board pursuant to the current Nasdaq Independence Rules. If the Longkloof Board Designee is unable to serve as a director for any reason, resigns as a director or is removed (other than for cause) as a director prior to the 2013 Annual Meeting, Longkloof shall have the ability to recommend a substitute person, subject to the foregoing provisions of this

Section 3(a).

(b)                                 Company Actions. The Company agrees that:

(i)                                     Subject to Section 3(a), the Board and all applicable committees of the Board shall take all action necessary (including, but not limited to, the calling of a special meeting of the Board to create an additional directorship and/or an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to expand the size of the Board) to cause the Longkloof Board Designee to be appointed to the Board effective as of the date set forth in the written request of Longkloof referred to in Section 3(a).

(ii)                                  the Longkloof Board Designee shall be considered by the Board for Board committee appointment in connection with the Board’s annual review of committee composition. Specific committee assignments would be determined by the Board in accordance with the Company’s corporate governance guidelines and applicable committee charters and in compliance with applicable exchange rules and regulations and securities laws, rules and regulations.

(iii)                               provided that none of the Longkloof Entities, and no Affiliates or Associates thereof, submit an advance notice of intent to nominate any candidates for election to the Board at the 2013 Annual Meeting or any other advance notice of shareholder proposal for consideration by shareholders at the 2013 Annual Meeting and takes no action between the date hereof and the 2013 Annual Meeting (except as specifically contemplated hereby) to seek any representation on the Board or the removal of any members of the Board, and provided further that the Longkloof Entities continue to beneficially own at least 1,600,000 shares of Common Stock, the Company will recommend, support and solicit proxies for the election of the Longkloof Board Designee at the 2013 Annual Meeting and/or any special meeting of shareholders called in lieu thereof during 2013 (in each case, including at any adjournments or postponements thereof) in the same manner as for the Company’s other nominees who are up for election.

(c)                                  Obligations of the Longkloof Board Designee. The Longkloof Board Designee, upon appointment to the Board, shall have the same rights and be subject to the same obligations as any other non-management member of the Board, including, without limitation, regarding director fees and expense reimbursement, indemnification and advancement of expenses, exculpation, insurance, confidentiality, conflicts of interest, fiduciary duties, trading and disclosure policies, and other governance guidelines.

(d)                                 Change of Control Transactions. For purposes of this Agreement, a “Change of Control Transaction” shall deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the

“beneficial owner” (as defined herein) directly or indirectly, of securities representing more than fifty percent (50%) of the (a) total outstanding shares of common stock of the Company, or (b) the total combined voting power represented by the Company’s then outstanding voting securities other than by virtue of a merger, consolidation, or similar transaction. However, if any one person, or more than one person acting as a group, owns 50% or more of the total fair market value or total voting power represented by the Company’s then outstanding voting securities, the increase in beneficial ownership by such person or group or persons will not be considered a Change in Control.

(ii)                                  A change in the composition of the Board caused by a threatened or actual proxy contest at an annual or special meeting of shareholders as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (a) are directors of New Frontier as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of New Frontier).

(iii)                               New Frontier is a party to a merger, consolidation or recapitalization or consummates a similar transaction with any other business entity after which at least 50% of the total voting power of the resulting entity is not held by the shareholders of New Frontier prior to the merger, or New Frontier adopts, and the stockholders approve, if necessary, a plan of complete liquidation or dissolution of New Frontier, a complete dissolution or liquidation of New Frontier occurs or New Frontier sells or disposes of substantially all of its assets to an unrelated party (as contemplated by Section 1.409A-3(i)(5)(vii)(3) of the Treasury Regulations promulgated under the Internal Revenue Code).

(e)                                  Termination of Section 3 of this Agreement.  Notwithstanding anything contained herein to the contrary, the provisions of Section 3 of this Agreement shall automatically terminate upon the occurrence of a negotiated Change of Control Transaction involving the Company and a third party if the acquiring or counter-party to the Change of Control Transaction has conditioned the closing of the transaction on the termination of such Section.

4.              Dismissal and Entry of Judgment of the Colorado Litigation. Simultaneously with the execution of this Agreement, the Parties shall execute (and shall cause their respective co-plaintiffs or co-defendants, as the case may be, to execute) the form stipulated entry of judgment of the Colorado Litigation set forth as Exhibit C hereto dismissing the Colorado Litigation without prejudice (the “Stipulated Entry of Judgment and Dismissal”). The Parties shall file the Stipulated Entry of Judgment and Dismissal in the Colorado Federal Court no later than 5:00 p.m., U.S. Mountain Time, on July 12, 2012.

5.              Actions by the Longkloof Entities.

(a)                                 Termination of Proxy Contest. The members of the Longkloof Entities shall immediately terminate the Proxy Contest and cease, and shall cause their Affiliates and Associates to cease, any and all solicitation and other efforts with respect to the Proxy Contest.

(b)                                 Withdrawal of Nomination Notice. The Longkloof Entities hereby irrevocably withdraws the Nomination Notice.

(c)                                  Notice to the SEC. The Longkloof Entities shall promptly notify the staff of the Securities and Exchange Commission (the “SEC”) in writing that it is terminating the Proxy Contest, and shall, thereafter, promptly provide the Company with a copy of this communication.

(d)                                 Voting Agreement.

(i)                                     Uncontested Meetings. At the 2012 Annual Meeting and at any subsequent shareholders’ meeting that occurs during the Standstill Period, provided that the candidates recommended for election to the Company’s shareholders by the Board are not facing any opposition, each member of the Longkloof Entities agrees that, with respect to the Longkloof Entities Shares and any other shares of the common stock of the Company, par value $0.0001 (the “Common Stock”), in respect of which any member of the Longkloof Entities and their respective Affiliates and Associates has the right to direct the vote (collectively, the “Longkloof Voting Shares”), if such member of the Longkloof Entities appears at such shareholders’ meeting or otherwise causes the Longkloof Voting Shares to be voted at such meeting, (i) it shall not execute any proxy card in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Company, and (ii) it shall not vote, or cause to be voted, the Longkloof Voting Shares (A) against or withheld with respect to the director nominees recommended to shareholders by the Board, as identified in the Company’s definitive proxy statement filed in respect of such shareholders’ meeting (a “Board Director Nomination Proposal”), and (B) otherwise in favor of any nominees to serve on the Board who are put forth in opposition to the candidates recommended to shareholders by the Board. No member of the Longkloof Entities nor any of their Affiliates or Associates nor any person under their direction or control shall take any position, make any statement or take any action inconsistent with the foregoing.

(ii)                                  Contested Meetings. At the 2012 Annual Meeting and at any subsequent shareholders’ meeting that occurs during the Standstill Period, provided that the candidates recommended for election to the Company’s shareholders by the Board are facing any opposing candidates, each member of the Longkloof Entities agrees that, with respect to the Longkloof Voting Shares, it shall (i) not execute any proxy card in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Company, and (ii) vote, or cause to be voted, the Longkloof Voting Shares on the Company’s proxy card or voting instruction form for each of the director nominees recommended to shareholders by the Board, as identified in the Company’s definitive proxy statement filed in respect of such shareholders’ meeting (and to the extent that such director nominees are incumbent on the date of this

Agreement). No member of the Longkloof Entities nor any of their Affiliates or Associates nor any person under their direction or control shall take any position, make any statement or take any action inconsistent with the foregoing.

6.              Standstill Period.

(a)                                                   Each member of the Longkloof Entities agrees that, from the date of this Agreement until the earlier of (i) 11:59 p.m., U.S. Mountain Time, on December 31, 2012 or (ii) the occurrence of a Standstill Termination Event (as defined below) (such period, the “Standstill Period”), without the prior express written consent of the Special Committee or, if the Special Committee is disbanded, the express written consent of the Board (with the Board’s consent specifically expressed in a written resolution adopted by a majority vote of the entire Board), neither it nor any of its Affiliates or Associates nor any other person acting under the control or direction of any member of the Longkloof Entities, will, and each member of the Longkloof Entities will cause each of its Affiliates, Associates and such other persons not to, directly or indirectly, alone or in concert with others, in any manner:

(i)                                     engage in any solicitation of proxies to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company in opposition to any recommendation or proposal of the Board, or recommend or request or attempt to induce any other person to take any such actions or seek to advise, encourage or influence any person with respect to the voting of or disposition of any securities of the Company, other than in a manner consistent with the Board’s recommendation with respect thereto, in each case solely with respect to a Board Director Nomination Proposal or a Change in Control Transaction that has been approved, and recommended to shareholders, by the Board;

(ii)                                  purchase or cause to be purchased or otherwise acquire or agree to acquire economic ownership of any additional shares of Common Stock or other securities issued by the Company (other than pursuant to the Sales Process) in excess of any shares of Common Stock sold in the aggregate by the Longkloof Entities during the Standstill Period;

(iii)                               initiate, propose or otherwise “solicit” shareholders of the Company for the approval of shareholder proposals (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(iv)                              communicate with shareholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act (other than other members of the Longkloof Entities) with respect to a Board Director Nomination Proposal or a Change in

Control Transaction that has been approved, and recommended to shareholders, by the Board;

(v)                                 engage in any course of conduct with the purpose of causing shareholders of the Company to vote contrary to the recommendation of the Board with respect to a Board Director Nomination Proposal or a Change in Control Transaction that has been approved, and recommended to shareholders, by the Board;

(vi)                              otherwise publicly act to seek to influence the management, the Board or policies of the Company;

(vii)                           acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person other than pursuant to the Sales Process;

(viii)                        seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company, other than pursuant to the Sales Process;

(ix)                              seek to call, or to request the call of, or call a special meeting of the shareholders of the Company or request that a record date be set for the determination of shareholders so entitled to make such a request or call such a special meeting;

(x)                                 seek election to the Board or seek to place a representative on the Board, except as otherwise expressly permitted pursuant to this Agreement;

(xi)                              seek the removal of any director from the Board;

(xii)                           form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes some or all of the members of the Longkloof Entities); provided, however, that nothing herein shall limit the ability of an Affiliate or Associate of the Longkloof Entities to join the “group” following the execution of this Agreement, so long as any such Affiliate or Associate agrees to be bound by the terms and conditions of this Agreement and is included in the Schedule 13D filed by the Longkloof Entities with the SEC; provided, further, that no such Affiliate or Associate of the Longkloof Entities shall include any current or former Affiliate or Associate of the Company;

(xiii)                        demand a copy of the Company’s list of shareholders or other books and records, whether pursuant to Section 7-116-102 of the Colorado Business Corporation Act, as amended (the “CBCA”), any successor statute, or otherwise;

(xiv)                       publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Agreement, or (B) take any action challenging the validity of any provisions of this Section 6;

(xv)                          commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors;

(xvi)                       engage in any inquiries or communications regarding the Strategic Review Process with any member of the Board, executive or other employee of the Company, or seek any confidential information in connection therewith from such person, without the express written consent of the chairman of the Special Committee or, if the Special Committee is disbanded, the express written consent of the Board (with the Board’s consent specifically expressed in a written resolution adopted by a majority vote of the entire Board) (provided that the Longkloof Entities and their Affiliates and Representatives shall be permitted to communicate with Avondale and the Special Committee’s legal advisors regarding the Strategic Review Process);

(xvii)                    request the Company (or its directors, officers, employees, agents or representatives) to amend or waive any provision of this paragraph;

(xviii)                 advise, assist, encourage, finance or seek to persuade others to take any action with respect to the foregoing;

(xix)                       enter into any agreements, arrangements or understandings, written or oral, with any third party with respect to any of the foregoing;

(xx)                          take any action that could reasonably be expected to force the Company to make any public disclosure with respect to any of the foregoing;

(xxi)                       disclose publicly or privately, in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing; or

(xxii)                    take any action challenging the validity of any provisions of this Section 6.

(b)                                                   As of the date of this Agreement, the members of the Longkloof Entities are not engaged in any discussions or negotiations (other than their discussions with the

Special Committee and its financial advisor) and do not have any arrangements, agreements or understandings with any persons, written or oral, whether or not legally enforceable, concerning the acquisition of economic ownership of any securities of the Company or any of the items in Section 6(a) and have no actual knowledge, without giving effect to any duty to make any inquiry, that any other shareholders of the Company have any present intention of conducting any of the actions described paragraphs (vii), (ix), (x), (xi), and (xv) of this Section 6(a). Each of the members of the Longkloof Entities agrees during the Standstill Period to refrain from taking any actions which could have the effect of encouraging or supporting other shareholders to engage in the actions referred to in the previous sentence.

(c)                                                    Notwithstanding anything to the contrary contained herein, except as expressly provided in Section 5(d) or Section 6(a), each member of the Longkloof Entities shall be entitled to:

(i)                                     otherwise vote its Longkloof Entities Shares as it determines in its sole and absolute discretion with respect to any proposals that are recommended to shareholders by the Board or otherwise duly brought before shareholders, and

(ii)                                  disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefore other than, during the Standstill Period, with respect to a Board Director Nomination Proposal or a Change in Control Transaction that has been approved, and recommended to shareholders, by the Board; provided that, as applicable, all such activity is in compliance with the requirements of Section 5(d) or Section 6(a).

(d)                                                   As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; the terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially ownership,” except that a person will also be deemed to economically own and to be the economic owner of (i) all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all shares of Common Stock in which such person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of Common Stock; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and the term “Standstill Termination Event” means (A) the Company enters into a definitive agreement for a Change of Control Transaction or redeems any rights under, or modifies or agrees to modify, any shareholder rights plan to facilitate a Change of Control Transaction, or (B) a tender or exchange offer which if consummated would constitute a Change of Control Transaction is made for securities of the Company and the Board either accepts such offer or fails to recommend that its shareholders reject such offer within ten (10) business days from the date of commencement of such offer (other than, in the case of (A) or (B) above, an all-cash Change of Control Transaction that is at a price per share greater than the price per share most recently proposed in writing by the Longkloof Entities in a bona fide, acquisition proposal to acquire the Company pursuant to an all-cash tender offer, not conditioned on the receipt of third-party financing or any regulatory approvals (other than customary filings required to be made with the SEC), which was submitted to the Special Committee or its financial advisor pursuant to the Sales Process).

7.              Restrictions on Certain Actions by Company During the Standstill Period. The Company hereby covenants and agrees, from and after the date of this Agreement until three (3) months from the conclusion of the Standstill Period, except as required by the CBCA, the SEC, Nasdaq or other applicable law, regulation or rule, not to amend the Company’s Articles of Incorporation or the Bylaws in a manner that would adversely affect the ability of the Longkloof Entities, following the conclusion of the Standstill Period, to either (i) call a special meeting of the shareholders of the Company, or (ii) submit an advance notice of nomination of candidates for election to the Board.

8.              Representations and Warranties of the Company.  The Company shall cause its Affiliates, Associates, officers, directors and other Representatives to comply with the terms of this Agreement. The Company represents and warrants to the Longkloof Entities that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9.              Representations and Warranties of the Longkloof Entities.  Each member of the Longkloof Entities shall cause its respective Affiliates, Associates, officers, directors and other Representatives, including the Longkloof Board Nominees, to comply with the terms of this Agreement. Each member of the Longkloof Entities listed herein, on behalf of himself, herself or itself, as applicable, represents and warrants to the Company that (a) as of the date hereof, the Longkloof Entities economically own the number of shares of Common Stock as described on Exhibit A (collectively, the “Longkloof Entities Shares”) and Exhibit A includes all Affiliates and Associates of any members of the Longkloof Entities that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by such member, and constitutes a valid and binding obligation and agreement of such member, enforceable against such member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) each signatory to this Agreement by any member of the Longkloof Entities has the authority to execute the Agreement on behalf of himself and the applicable member of the Longkloof Entities associated with that signatory’s name, and to bind such member of the Longkloof Entities to the terms hereof and (d) the execution, delivery and performance of this Agreement by each member of the Longkloof Entities does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

10.  Public Announcements.

(a)                 Following the execution of this Agreement, each of the Company and Longkloof shall issue a press release announcing the terms of this Agreement, in the forms attached hereto, respectively, as Exhibit D-1 and Exhibit D-2 (the “Press Releases”), and, no later than two (2) business days following the execution of this Agreement, (i) the Company shall file a Current Report on Form 8-K with the SEC disclosing the terms of this Agreement and attaching as exhibits this Agreement and its Press Release; and (ii) the Longkloof Entities shall file an amendment to its Schedule 13D with the SEC disclosing the terms of this Agreement and attaching as an exhibit thereto this Agreement and its Press Release.

(b)                 During the Standstill Period, none of the Parties (nor any of their Affiliates or Associates or Representatives) hereto will make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any national securities exchange) that are inconsistent with, or otherwise contrary to, the statements contained in the Press Release, except as required by law or the rules of any stock exchange.

11.  Confidentiality.

(a)                 The members of the Longkloof Entities (each, a “Recipient”) each acknowledge the confidential and proprietary nature of the Confidential Information (as defined below) and agree that the Confidential Information will be used by the Recipient solely for the purpose of evaluating the Company and a consensual Change of Control Transaction between the Company and Longkloof or its Affiliates, shall not be used by any member of the Longkloof Entities or any of its Affiliates, Associates or other Representatives, directly or indirectly, for any other purpose whatsoever, and shall be kept strictly confidential by each member of the Longkloof Entities and its Representatives, and shall not be disclosed by Recipient or its Representatives in any manner whatsoever, in whole or in part, except to the extent that disclosure (i) has been consented to in writing by the Special Committee (or, if the Special Committee is disbanded, the express written consent of the Board (with the Board’s consent specifically expressed in a written resolution adopted by a majority vote of the entire Board)), or (ii) is made to Recipient’s Representatives who need to know such information solely to facilitate its evaluation of the Company or its evaluation, negotiation and/or consummation of a consensual Change of Control Transaction by and between the Company and Longkloof or its Affiliates (it being understood that such Representatives shall be informed by Recipient of the confidential nature of the Confidential Information and shall be directed by Recipient to treat the Confidential Information in a manner that is in strict compliance with the terms of this Agreement and Recipient shall be responsible for the breach of the provisions of this Section 11 by Recipient’s Representatives).

(b)                 In the event that Recipient or any of its Representatives is requested or required by law, regulatory authority or other applicable judicial or governmental order (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Longkloof will (unless otherwise advised by outside legal counsel that disclosure to the Company is not legally permissible under such request or requirement) as promptly as practicable provide the Company with notice of any such request or requirement so that the Company may seek (at its expense) a protective order or other appropriate remedy and/or waive compliance with the applicable confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the applicable confidentiality provisions hereof, Recipient and/or such Representative may disclose only that portion of the Confidential Information which Recipient and/or such Representative are advised by outside counsel is being requested or required to be disclosed and such person will give the Company written notice of the Confidential Information to be disclosed.

(c)                 As used in this Agreement, the term “Confidential Information” means and includes any and all confidential, non-public or proprietary information concerning the business and affairs of the Company that may hereafter be disclosed to Recipient by the Company or by the Representatives (as defined below) of the Company; provided, however, that the term “Confidential Information” does not include information which (i) was already in Recipient’s possession or in the possession of its Representatives prior to the time of disclosure to Recipient by the Company or its Representatives, provided that such information was not furnished to Recipient or its Representatives by a source known to Recipient or its Representatives, after reasonable investigation, to be bound by a legal, contractual or fiduciary obligation of confidentiality to the Company with respect to such information, or otherwise prohibited from disclosing the information to Recipient, (ii) was or becomes generally available to the public other than as a result of a disclosure by Recipient or its Representatives in breach of the terms hereof, (iii) becomes available to Recipient on a non-confidential basis from a source other than the Company or its Representatives, provided that such source is not known by Recipient or its Representatives, after reasonable investigation, to be bound by a legal, contractual or fiduciary obligation of confidentiality to the Company with respect to such information, or otherwise prohibited from disclosing the information to Recipient, or (iv) which was or is independently developed by Recipient without violating its obligations hereunder.

(d)                 As used in this Agreement, the term “Representatives” means, as to any person, such person’s affiliates and its and their directors, officers, employees, partners, subsidiaries, affiliates, agents, contractors, subcontractors, advisors (including, without limitation, attorneys, accountants, consultants, bankers, appraisers and financial advisors), controlling persons, potential debt or equity financing sources or other representatives, whether compensated or uncompensated. The term “person” as used in this Agreement shall be broadly interpreted to include any corporation, limited liability entity, partnership, group, individual or other entity (including the media).

(e)                 The members of the Longkloof Entities acknowledge that they, as well as their Representatives who are informed as to the matters which are the subject of this Agreement, that Federal and State securities laws limit the circumstances in which any person who has material, non-public information about a company listed on the Nasdaq Stock Market from purchasing or selling securities of such a company and prohibit any such person from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(f)                  Neither the Company, the Special Committee nor any of their respective Representatives shall be deemed to have made any representations or warranties, either implied or express, as to the accuracy or completeness of the Confidential Information and neither the Company, the Special Committee nor any of their respective Representatives shall have any liability to any of the members of the Longkloof Entities or its Representatives relating to or resulting from the supply and use of the Confidential Information. Only those representations or warranties which are made by the Company in a final definitive agreement regarding a Change of Control Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

(g)                 Without the express prior written consent of the Special Committee (or, if the Special Committee is disbanded, the express written consent of the Board (with the Board’s consent specifically expressed in a written resolution adopted by a majority vote of the entire Board)), or except as required by applicable law, rule, regulation or legal process or in order to avoid a violation of any applicable stock exchange regulation, each of the Parties hereto shall not, and shall direct its Representatives not to, disclose to any person (a) that Confidential

Information has been made available to it or its Representatives, (b) that any discussions or negotiations are or may be taking place concerning a possible Change of Control Transaction involving any of the Parties, or (c) any terms, conditions or other facts with respect to the possible Change of Control Transaction (including the status thereof).

12.  Non-disparagement; No Litigation.

(a)                 Non-disparagement and No Litigation by the Longkloof Entities. Each member of the Longkloof Entities hereby covenants and agrees (on behalf of themselves and on behalf of each of their respective Affiliates, Associates and other Representatives and on behalf of each of the Longkloof Board Nominees), from and after the date of this Agreement until the conclusion of the Standstill Period, not to, directly or indirectly, alone or in concert with others, in any manner:

(i)        make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers, directors, employees or other Representative of the Company or the Special Committee, or any person who has served as an officer, director, employee or other Representative of the Company or the Special Committee; or

(ii)       pursue, directly or indirectly (or assist any other person or entity to initiate or pursue, directly or indirectly) any litigation, arbitration, suit, claim, or complaint against the Company, its officers, directors, employees or other Representatives of the Company or the Special Committee, excluding, however, any litigation, arbitration, suit, claim, or complaint filed solely to remedy a breach of this Agreement.

(b)                 Non-disparagement by the Company and No Litigation by the Company. The Company hereby covenants and agrees (on behalf of itself and on behalf of its Affiliates, Associates and other Representatives), from and after the date of this Agreement until the conclusion of the Standstill Period, not to, directly or indirectly, alone or in concert with others, in any manner:

(i)            make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, any member of the Longkloof Entities, the Longkloof Board Nominees or their respective Representatives; or

(ii)           pursue, directly or indirectly (or assist any other person or entity to initiate or pursue, directly or indirectly) any litigation, arbitration, suit, claim, or complaint against any member of the Longkloof Entities or their respective Representatives, excluding, however, any litigation, suit, claim, or complaint filed solely to remedy a breach of this Agreement.

(c)                 Exceptions. Notwithstanding Sections 12(a) and 12(b) of this Agreement, nothing contained herein shall limit the ability of any Party to this Agreement to provide documents or information responsive to legal process or legal proceedings, or requests from any government or regulatory agency or authority in connection with any formal or informal inquiry, investigation or proceeding (a “Request”) where such legal process or proceeding has not been initiated by, or on behalf of, or at the suggestion of, a Party to this Agreement or their agent or representative. If any Party to this Agreement receives such a Request, it shall give prompt written notice, in accordance with Section 18 hereof, of such Request to the other parties to this Agreement.

13.  Representative. Each member of the Longkloof Entities hereby irrevocably appoints each of Marcel John Anthony Golding and Mark Gordon Rosin, as such member’s attorney-in-fact and representative (the “Longkloof Representative”), in such member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Longkloof Entities, upon any action taken by the Longkloof Representative or upon any document, notice, instruction or other writing given or executed by the Longkloof Representative.

14.  Termination.  This Agreement shall terminate and the obligations of the Parties pursuant to this Agreement shall cease on the earliest to occur of the following:

(a)                 at the option of the Company, provided that it is not in material breach of this Agreement at such time, upon a material breach by any member of the Longkloof Entities of any obligation pursuant to this Agreement which has not been cured within ten (10) days after the Longkloof Entities receives notice of such breach from the Company;

(b)                 at the option of the Longkloof Entities, provided that it is not in material breach of this Agreement at such time, upon a material breach by the Company of any obligation pursuant to this Agreement which has not been cured within ten (10) days after the Company receives notice of such breach from the Longkloof Representative; or

(c)                 at any time, upon the written consent of all of the Parties.

15.  Representation by Counsel.  Each Party hereto acknowledges to the other that it has been represented by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement.  Each Party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof.

16.  Specific Performance.  Each of the members of the Longkloof Entities, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto will occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages because of the difficulty of ascertaining the amount of damages that will be suffered in the event that this Agreement was breached. Accordingly, the aggrieved person would not have an adequate remedy at law.  It is accordingly agreed that the members of the Longkloof Entities or any of them, on the one hand, and the Company, on the other hand (the

“Moving Party”), shall each be entitled, in addition to any other remedy to which they are entitled at law or in equity, to specific enforcement of, and injunctive relief, without proof of actual damages, to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.  In the event a Party institutes any legal action to enforce such Party’s rights, or recover damage for breach of this Agreement, the prevailing Party or Parties in such action shall be entitled to recover from the other Party or Parties all out-of-pocket costs and expenses, including but not limited to reasonable attorney’s fees, court costs, witness fees, disbursements and any other expenses of litigation incurred by such prevailing Party or Parties.

17.  No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the Party to whom such representations, warranties or agreements are made, shall confer no rights hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

18.  Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile if sent during normal business hours of the recipient, and on the next business day (of the recipient) if sent after normal business hours of the recipient (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) when received if sent by internationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

New Frontier Media, Inc.

6000 Spine Road, Suite 100

Boulder, CO 80301

Attention: General Counsel

Facsimile: (303) 444-0848

With copies (which shall not constitute notice) to:

Isaacman, Kaufman & Painter

A Professional Corporation

10250 Constellation Blvd., Suite 2900

Los Angeles, CA 90067

Attention: Alan L. Isaacman, Esq., Chairman of the Special Committee of the Board of Directors

Facsimile: (310) 881-6801

and

Alston & Bird LLP

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

Attention: Keith E. Gottfried, Esq.

Facsimile: (202) 654-4879

and

Holland & Hart LLP

One Boulder Plaza

1800 Broadway, Suite 300

Boulder, CO 80302-5234

Attention: Scott A. Berdan, Esq.

Facsimile: (303) 957-5549

If to the Longkloof Entities or any member of the Longkloof Entities:

Longkloof Limited

No 2, The Forum, Grenville Street

St. Helier, Jersey, JE1 4HH

Attention: Richard Stride

Facsimile: 44-1534-823001

With copies (which shall not constitute notice) to:

Sabido Investments (Pty) Ltd

5 Summit Rd

Dunkeld West

2196

Johannesburg

Attn: Mark Gordon Rosin

Facsimile: 27-11-537-9310

and

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Todd E. Lenson, Esq.

Facsimile:  (212) 806-7793

19.  Applicable Law. This Agreement shall be governed by and construed in all respects, including validity, interpretation and effect, in accordance with the internal laws of the State of

Colorado applicable to contracts made and to be performed entirely therein, without regard to applicable principles of conflicts of law or choice of law thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

20.  Jurisdiction. Each of the Parties hereto irrevocably agrees that any action, suit or other legal proceeding with respect to this agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto or its successors or permitted assigns shall be brought and determined in any state or federal court located in the State of Colorado and sitting within the County of Denver, and each of the parties hereto irrevocably submits with regard to any such action, suit or other proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, suit or other legal proceeding with respect to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) such action, suit or other legal proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action, suit or other legal proceeding is improper or (iii) this agreement, or the subject matter hereof, may not be enforced in or by such court.

21.  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.  Attorneys’ Fees and Other Expenses.  Each of the Parties shall bear its own attorneys’ fees and any other expenses incurred in connection with the Colorado Litigation.

23.  Counterparts; Facsimile / PDF Signatures.  This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each Party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

24.  Entire Agreement.  This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection herewith. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the Parties other than those expressly set forth herein.

25.  Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

26.  Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

27.  Amendment. This Agreement may be amended only by a written instrument duly executed by the Parties hereto, or in the case of the Longkloof Entities, the Longkloof Representative, or their respective successors or assigns.

28.  Waiver. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

29.  Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that this Agreement has been breached by either Party, then the breaching Party shall reimburse the other Party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation, including any appeal therefrom.

30.  Successors and Assigns The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of the Longkloof Entities, the express prior written consent of the Special Committee (or, if the Special Committee is disbanded, the express written consent of the Board (with the Board’s consent specifically expressed in a written resolution adopted by a majority vote of the entire Board)), and with respect to the Company, the prior written consent of the Longkloof Representative.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

NEW FRONTIER MEDIA, INC.

By:	/s/ Grant Williams
Name: Grant Williams
Title: Chief Financial Officer

LONGKLOOF LIMITED, A JERSEY LIMITED LIABILITY COMPANY

Dated: July 11, 2012	BY:	/s/ Mark Rosin
Name: Mark Rosin
Title:

MILE END LIMITED, A BRITISH VIRGIN ISLANDS LIMITED LIABILITY COMPANY

Dated: July 11, 2012	BY:	/s/ Mark Rosin
Name: Mark Rosin
Title:

HOSKEN CONSOLIDATED INVESTMENTS LTD., A SOUTH AFRICAN CORPORATION

Dated: July 11, 2012	BY:	/s/ Mark Rosin
Name: Mark Rosin
Title:

SABIDO INVESTMENTS (PTY) LTD., A SOUTH AFRICAN LIMITED LIABILITY COMPANY

Dated: July 11, 2012	By:	/s/ Mark Rosin
Name: Mark Rosin
Title:

MARCEL GOLDING

Dated: July 11, 2012	By:	/s/ Marcel Golding

ADAM ROTHSTEIN

Dated: July 11, 2012	By:	/s/ Adam Rothstein

EXHIBIT A

The Longkloof Entities

Longkloof Limited, a Jersey limited liability company (“Longkloof”)

Mile End Limited, a British Virgin Islands limited liability company (“Mile End”)

Hosken Consolidated Investments Ltd., a South African corporation (“HCI”)

Sabido Investments (Pty) Ltd., a South African limited liability company (“Sabido”)

Marcel Golding

Eric Doctorow

Mahomed Khalik Ismail Sherrif

Willem Deon Nel

Barbara Wall

Adam Rothstein

As of the date hereof, Longkloof and Mile End may be deemed to beneficially own 2,578,831 shares of Common Stock, representing approximately 15.9% of the outstanding shares of Common Stock, as follows: (i) 2,175,100 shares are owned directly by Longkloof, and (ii) 403,731 shares are owned directly by Mile End. Marcel Golding is affiliated with Mile End and also serves as Executive Chairman of HCI, the indirect 100% owner of Longkloof. Consequently, Longkloof may be deemed to be a beneficial owner of the 403,731 shares of Common Stock held by Mile End. Similarly, Mile End may be deemed to be a beneficial owner of the 2,175,100 shares of Common Stock held by Longkloof. However, the foregoing should not be construed in and of itself as an admission by Longkloof as to beneficial ownership of the shares of Common Stock held by Mile End, nor should the foregoing be construed in and of itself as an admission by Mile End as to beneficial ownership of the shares of Common Stock held by Longkloof. As of the date hereof, none of HCI, Sabido, Marcel Golding, Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel, Barbara Wall and Adam Rothstein directly own any securities of New Frontier.  Each of the aforementioned may be deemed to beneficially own the shares of Common Stock of New Frontier beneficially owned in the aggregate by the other persons. Each of the aforementioned disclaims beneficial ownership of the shares he/she/it does not directly own.

EXHIBIT B

LONGKLOOF APPROVED BOARD CANDIDATES

Marcel Golding

Eric Doctorow

Mahomed Khalik Ismail Sherrif

Willem Deon Nel

Barbara Wall

Adam Rothstein

Mark Gordon Rosin

EXHIBIT C

[STIPULATION OF DISMISSAL]

IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO  Civil Action No. 1:12-cv-01417: : NEW FRONTIER MEDIA, INC., a Colorado          : Corporation,                                                               : : Plaintiff, : : - against   - : : ADAM ROTHSTEIN,                                               : ERIC DOCTOROW,                                                 : MAHOMED KHALIK ISMAIL SHERRIF,             : WILLEM DEON NEL,                                              : BARBARA WALL,                                                   : MARCEL GOLDING,                                               : LONGKLOOF LIMITED,                                         : MILE END LIMITED,                                              : SABIDO INVESTMENTS,                                       : HOSKEN CONSOLIDATED INVESTMENTS       : LIMITED,                                                                  : : Defendants. :    JOINT STIPULATED  DISMISSAL WITHOUT PREJUDICE    IT IS HEREBY STIPULATED AND AGREED by and between the parties that, pursuant to Federal Rule of Civil Procedure 41(a)(1) and 41(c), the above-captioned matter is voluntarily dismissed in its entirety. This dismissal is without prejudice.  Each party shall bear its, his, or her own costs and attorney’s fees. Respectfully submitted this the   th day of July, 2012

Andrew Kay Alston & Bird 950 F Street NW Washington, DC 20004-1404 (404) 239-3300 (404) 239-3333 (facsimile) andrew.kay@alston.com  Gidon M. Caine Alston & Bird 75 Middlefield Road Suite 150 Menlo Park, California 94025-4008 (650) 838-2000 (650) 838-2001 (facsimile) gidon.caine@alston.com  Brandon R. Williams Alston & Bird One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia  30309-3424 (404) 881-7000 (404) 881-7777 (facsimile) brandon.williams@alston.com

Bruce H. Schneider Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 bschneider@stroock.com    Thomas Johnson Jonathon Bergman Davis Graham & Stubbs LLP 1550 Seventeenth Street #500 Denver, CO 80202 tom.johnson@dgslaw.com jon.bergman@dgslaw.com  Attorneys for Defendants

CERTIFICATE OF SERVICE  I  hereby  certify  that  on  July   ,  2012  the  foregoing  Joint  Stipulated  Dismissal without Prejudice was served via CM/ECF electronic filing to all attorneys of record.     Dated: July  , 2012.     Name Attorney for

EXHIBIT D-1

[PRESS RELEASE OF NEW FRONTIER MEDIA, INC.]

NEW FRONTIER MEDIA ANNOUNCES SETTLEMENT OF PROXY CONTEST AND RELATED LITIGATION  SPECIAL COMMITTEE OF COMPANY BOARD CONTINUING TO EVALUATE STRATEGIC ALTERNATIVES  BOULDER, Colo., July 12, 2012 -- New Frontier Media, Inc. (NasdaqGS: NOOF), a leading provider of transactional television services and distributor of general motion picture entertainment, today announced that it has entered into a settlement agreement with Longkloof Limited, Hosken Consolidated Investments Limited (Johannesburg Stock Exchange: HCI) and various associated parties to end Longkloof’s proxy contest related to the Company’s 2012 annual meeting of shareholders. The settlement also ends the related litigation between the Company and the Longkloof parties that was pending in the U.S. District Court for the District of Colorado.  Under the terms of the settlement agreement, the Longkloof parties, which beneficially own in the aggregate approximately 15.9% of the Company’s outstanding shares, have agreed to immediately terminate their proxy contest, withdraw their notice of intent to nominate four candidates for election to the Company’s Board, and not support, for the balance of 2012, any other person not recommended by the Company’s Board in seeking representation on the Company’s Board. In addition, the Longkloof parties have agreed to certain standstill restrictions through December 31, 2012 and New Frontier has agreed that if the Company does not engage in a sale, merger or similar change of control transaction by December 31, 2012, Longkloof will have the right to designate one person for appointment to the Company’s Board for a term expiring at the 2013 annual meeting of shareholders and, under certain circumstances, the Company will be obligated to include such designee on the slate of nominees presented by the Company to shareholders at the 2013 annual meeting of shareholders. As part of the settlement agreement, all pending litigation between New Frontier Media and the Longkloof parties will be dismissed by the parties without prejudice and without admission of any wrongdoing by any party. The full agreement will be included as an Exhibit to the Form 8-K that the Company will file with the Securities and Exchange Commission as required by applicable law.  As previously announced, a Special Committee of independent members of the Company’s Board is overseeing, with the assistance of its legal and financial advisors, a review of strategic alternatives to maximize shareholder value, which includes, but is not limited to, a potential sale of the Company.  In response to today’s announcement, the Special Committee of the Company’s Board of Directors stated, “We are pleased to have reached this mutually beneficial agreement with the Longkloof parties, and believe that this settlement, which avoids a potentially costly and distracting proxy contest and the related litigation, is in the best interests of New Frontier Media and our shareholders. With these matters now fully resolved, the Special Committee can concentrate entirely on its ongoing strategic review process, which encompasses evaluating, among other options, acquisition proposals received from the Longkloof parties and other parties.”  The Special Committee is proceeding with its comprehensive strategic alternatives review process in a timely and orderly manner and will complete the process in due course. The Company cautions that there are no guarantees that the review process will result in a transaction or, if a transaction is approved by the Company’s Board, whether the terms or timing of such a transaction will be approved by shareholders.  Alston & Bird LLP and Avondale Partners, LLC are serving as legal and financial advisors, respectively, to the Special Committee. Holland & Hart LLP is serving as legal advisor to New Frontier Media.

Forward-Looking Statements This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "demonstrate," "expect," "estimate," "anticipate," "should" and "likely" and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the review by the New Frontier Media Board's Special Committee of independent directors of potential strategic alternatives, the timing of such review, and the outcome of such review. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks detailed in New Frontier Media's filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q, or in information disclosed in public conference calls, the date and time of which are released in advance. These factors also include the risk that the strategic review process being conducted by the New Frontier Media Board's Special Committee of independent directors may not result in a transaction. New Frontier Media is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forwardlooking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise. About New Frontier Media, Inc. New Frontier Media is a provider of transactional television services and a distributor of general motion picture entertainment. Our Transactional TV segment distributes adult content to cable and satellite providers who then distribute the content to retail consumers via video on demand and pay per view technology. Programming originates from our state of the art digital broadcast infrastructure in Boulder, Colorado. We obtain our programming primarily by licensing content distribution rights from movie studios, and we distribute new and unique programming in order to provide consumers with an exceptional viewing experience. Our Film Production segment is a distributor of mainstream and erotic films. The films are distributed to cable and satellite operators, premium movie channel providers and other content distributors. We act as a sales agent for mainstream films and produce erotic films. The segment also periodically provides contract film production services to major Hollywood studios. We are headquartered in Boulder, Colorado, and our common stock is listed on the Nasdaq Global Select Market under the symbol "NOOF." For more information about New Frontier Media, Inc., contact Grant Williams, Chief Financial Officer, and please visit our web site at www.noof.com. Company Contact: Grant Williams Chief Financial Officer (303) 444-0900 x 2185 gwilliams@noof.com Special Committee for the Board of Directors Contact: Andrew Cole / Jonathan Doorley Sard Verbinnen & Co (212) 687-8080 jdoorley@sardverb.com

EXHIBIT D-2

[PRESS RELEASE OF LONGKLOOF LIMITED]

NEWS RELEASE For Immediate Release Contact: Paul Schulman/Bob Marese MacKenzie Partners, Inc. 212 929 5500 LONGKLOOF LIMITED AND NEW FRONTIER MEDIA ANNOUNCE SETTLEMENT OF PROXY CONTEST AND RELATED LITIGATION ST. HELIER, Jersey, Channel Islands, July 12, 2012 -- Longkloof Limited and its affiliated entities (collectively, “Longkloof”) today announced that they have reached an agreement with New Frontier Media, Inc. (the “Company”) to end the proxy contest related to the Company’s 2012 annual meeting of shareholders and the related litigation between the Company and Longkloof that was pending in the United States District Court for the District of Colorado. Under the terms of the settlement agreement, if the Company does not engage in a sale, merger or similar change of control transaction by December 31, 2012, Longkloof will have the right to designate one person for appointment to the Company’s Board, and Longkloof has agreed to terminate its proxy contest, withdraw its notice of intent to nominate four candidates for election to the Company’s Board, and not support, for the balance of 2012, any other person in seeking representation on the Company’s Board. As part of the settlement agreement, all pending litigation in the U.S. District of Colorado between New Frontier Media and Longkloof will be dismissed by the parties without prejudice and without admission of any wrongdoing by any party. Longkloof, which beneficially owns approximately 15.9% of the outstanding shares of the Company, also has agreed to certain standstill restrictions which expire no later than December 31, 2012, and the Company has agreed until March 31, 2013 not to take certain actions that would adversely affect Longkloof’s ability after expiration of the standstill restrictions to nominate additional candidates for election to the Company’s Board. The agreement also contains customary confidentiality obligations under which the Company will provide to Longkloof the same non-public information that has been provided to other parties in connection with the ongoing publicly announced review of strategic alternatives being conducted by the New Frontier Board’s Special Committee of independent directors. Longkloof is pleased to have worked constructively with the New Frontier Board’s Special Committee to reach this outcome. Longkloof looks forward to continuing to participate in the process being overseen by the Board’s Special Committee. The complete agreement will be included by Longkloof as an exhibit to an amendment to its Schedule 1 3D, which will be filed with the Securities and Exchange Commission.